CancerVax Corporation and the Canvaxin(tm) Difference January 2005

Forward-Looking Statements Statements included in this presentation that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that any of our plans will be achieved. Actual results may differ materially from those described in this presentation due to the risks and uncertainties inherent in our business. Such risks include, without limitation: the progress and timing of our clinical trials; difficulties or delays in researching, developing, testing, obtaining regulatory approval, producing and marketing our product candidates; unexpected adverse side effects or inadequate therapeutic efficacy of our product candidates that could delay or prevent commercialization, or that could result in recalls or product liability claims; maintenance and enforcement of our licensing arrangements with various third parties; the scope and validity of patent protection for our products; competition from other companies; our ability to obtain additional financing to support our operations; and other risks detailed in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004. You are cautioned not to place undue reliance on these forward- looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this presentation. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

^ CancerVax Overview ^ Canvaxin(tm) ^ Pipeline ^ Financials ^ 2004 Highlights and 2005 Goals Presentation Overview

Two Phase 3 clinical trials for Canvaxin(tm) in advanced-stage melanoma Lead Product Alliance Organization Pipeline ^ Mission: To build a fully integrated biotechnology company focused on the treatment and control of cancer CancerVax Overview Diversified oncology pipeline Global collaboration with Serono for Canvaxin(tm) Approx. 180 employees at 3 sites in the US

Recent Highlights

- Formed global collaboration with Serono for Canvaxin™
- Progressed development of Canvaxin™

  Completed target enrollment of 1,118 patients with Stage III melanoma

  Increased enrollment of patients with Stage IV melanoma to 474 out of a planned 670 patients

- Expanded oncology pipeline

  Licensed SAI-EGF, a Phase 2 product candidate, from CIMAB S.A., and two other EGFR signaling pathway products from CIMAB S.A. and YM Biosciences, Inc.

  Licensed telomere signaling product candidates from SemaCo, Inc

- Strengthened financial position of the Company

  Completed Initial Public Offering in late 2003

  Completed financing of $18M for manufacturing expansion

CancerVax™

Multiple Approaches to Cancer Treatment Cancer Specific Active Immunotherapeutics EGFR Signaling Pathway Product Candidates Telomere Signaling Technology CancerVax Overview

CancerVax Product Pipeline

Product Candidate	Research	Preclinical	Clinical Development Phase Ph1	Ph 2	Ph3

Specific Active Immunotherapy

- Canvaxin™ Stage III Melanoma
- Canvaxin™ Stage IV Melanoma
- SAI-EGF Non-small-cell lung cancer
- SAI-TGF-α Solid Tumors
- SAI-EGFR-ECD Solid Tumors

Anti-angiogenesis – Extra-cellular Matrix

- D93*
- H8*
- Peptides

Telomere Signaling

- T-Oligonucleotides



*Ophthalmologic rights licensed to Eyetech Pharmaceuticals, Inc.

CancerVax™

Canvaxin(tm) Specific Active Immunotherapy Phase 3 Clinical Trials Advanced-Stage Melanoma

^ Same product for all patients (not patient specific) ^ Consists of irradiated, whole cells expressing multiple antigens ^ Delivered via intradermal injection ^ Stimulates both cellular and antibody immune response ^ Initial indication in advanced-stage melanoma, with large unmet medical need Canvaxin(tm) is a Specific Active Immunotherapeutic Product Candidate

Market for Melanoma Therapy

- Advanced-stage melanoma is a disease of high unmet medical need
- 6th most commonly diagnosed cancer in the U.S.
- US incidence is increasing 5% annually

Geography	Incidence	Mortality
US (2004)	55,000	7,900
Worldwide(2000)	132,600	37,000

(Sources: American Cancer Society, WHO, NCI, AJCC)

CancerVax™

2,600+ patients treated in Phase 1/2 clinical trials Clinical Experience Phase 3 Clinical Trial Design The Canvaxin(tm) Difference Product Attributes 2 large, randomized, placebo-controlled clinical trials Survival as primary endpoint Surgical adjuvant (minimal disease setting) 5-year course of therapy Polyvalent to elicit broad antigenic response Whole Cells for a strong, sustained immune response Allogeneic (non-patient specific) for ease of commercialization

An anti-tumor response is mounted against cells that express one or more Canvaxin(tm) antigens Tumor Cells Activated T- cells and antibodies produced by B cells circulate to the tumor Antibodies Once injected, the antigens in Canvaxin(tm) stimulate tumor- fighting cells in the immune system Antigen- Presenting Cells Canvaxin(tm) B cells T cells Circulating T cells The Canvaxin(tm) Approach

Heterogeneic Clones Why Polyvalence Matters

Stage III Melanoma Stage IV Melanoma Surgery to Remove Primary Tumor and Clinically-Detectable Metastases Renders patients clinically free of disease Removes tumors that are immunosuppressive Lymph node metastases Primary tumor Distant organ metastases Primary tumor Canvaxin(tm) - Surgical Adjuvant Therapy

Randomized, multi-center, double blind, placebo controlled studies Stage III Stage IV 1,118 670 Target Enrollment Current* Enrollment 1,180 474 Stage III target enrollment completed September 2004 Stage IV enrollment completion estimated in 1st Half 2006 * As of 1/21/05 Canvaxin(tm) Phase 3 Clinical Trials Study Design Trial Enrollment Timing to Complete Enrollment

Primary: Overall survival Secondary: Disease-free survival Time to distant metastases Disease-free interval Time from first recurrence to death Immune response Stage III clinical trials: 392 patient deaths Stage IV clinical trials: 390 patient deaths Canvaxin(tm) Phase 3 Clinical Trials Clinical Endpoints Final Analysis

Final and Interim Analyses Each Trial has 3 prospectively defined interim analyses Each analysis is conducted by an independent Data Safety Monitoring Board (DSMB) and triggered by a pre-specified number of deaths Stage III Stage IV 3rd Interim Analysis: Q1/Q2 2005 Final Analysis: Q4 2005/ Q1 2006 2nd Interim Analysis:Q1 2005 3rd Interim Analysis: Q4 2005/Q1 2006 Canvaxin(tm) Phase 3 Clinical Trials Expected Launch Q4 2006 / Q1 2007 Anticipated Data Analyses in 2005

Dosing Regimen Year 1 Post Surgery Canvaxin(tm)+BCG Week 2 Canvaxin(tm)+BCG Weeks 4, 6, 8 Canvaxin(tm) Monthly Canvaxin(tm) 15 doses/yr Year 2 Bi-monthly Canvaxin(tm) 6 doses/yr Years 3, 4 and 5 Quarterly Canvaxin(tm) 4 doses/yr Canvaxin(tm) Phase 3 Clinical Trials 33 doses over 5 years

Canvaxin(tm) Analyses of Data From Phase 2 Clinical Trials

Post Surgical Adjuvant Treatment with CanvaxinTM Retrospective analysis of patients with Stage III melanoma treated with Canvaxin(tm) in Phase 2 clinical trials compared with historical controls: n Med OS CanvaxinTM 739 55.3 mos Control 739 31.6 mos 5-yr 48.8% 36.8% P=0.0001 *Matched According to: Tumor Burden Nodal Status Primary T-Stage Ulceration Age Sex Matching* by 6 Prognostic Factors: Source: Morton et al., Annals of Surgery, Oct 2002

Post Surgical Adjuvant Treatment with CanvaxinTM Retrospective analysis of patients with Stage IV melanoma treated with CanvaxinTM in Phase 2 clinical trials compared with historical controls: 0 1 2 3 4 5 Canvaxin 100 91 80 70 66 60 51 45 41 40 39 Non-Canvaxin 100 91 66 51 40 34 29 28 26 22 20 Source: Hsueh et al., Journal of Clinical Oncology, Dec 2002 Time (Years) P=0.0009 Survival (Percent) 100% 80% 60% 40% 20% 0% n Med OS CanvaxinTM 107 38 mos Control 107 19 mos 5-yr 39% 20% Matching* by 3 Prognostic Factors: *Matched According to: Site of Metastasis Number of organs involved Sex

54 patients with in-transit melanoma treated with Canvaxin(tm) in Phase 1 /2 clinical trials * n (%) Complete response 7 (13%) Partial response 2 (4%) Minor and mixed response 6 (11%) Stable disease 7 (13%) Progression 32 (59%) 41% Source: Hsueh et al., Cancer 1999, (85) Clinical Response of Patients with In-Transit Melanoma * Patients treated between 1985 and 1997

^ Pre-treatment: >100 melanoma lesions ^ 4 months post treatment: residual pigment, but no melanoma cells ^ No evaluable disease 67 months after treatment 45 Clinical Response of Patients with In-Transit Melanoma

Phase 1/2 Clinical Trial Safety Experience Source: Data on file ^ Approximately 2,600 patients have received CanvaxinTM in Phase 1/2 clinical trials and approximately 800 in Phase 3 clinical trials ^ CanvaxinTM was generally well tolerated, with most patients experiencing mild to moderate events ^ The most common adverse events observed included: ^ Local injection site reaction, ulceration, local pain, erythema and itching. These reactions were greatest with the first two injections which include BCG ^ Systemic - fatigue, muscle aches, fever, chills, nausea and joint aches ^ Two patients experienced degeneration of part of their retinas (known as melanoma associated retinopathy) ^ A small number of patients experienced a drop in white blood cell count or vitiligo (white skin patches)

Commercialization / Serono Collaboration ^ Collaboration signed December 15, 2004 for the development and commercialization of Canvaxin(tm) ^ Worldwide collaboration ^ US co-promote and profit split ^ Ex-US, Serono commercializes and pays royalty to CancerVax

Serono Collaboration Upfront Fees $25M in cash $12M for 1M shares ($12/share) Development Support 50/50 sharing of costs Milestones $100M up through approvals for Stage III and IV melanoma in EU and US $253M in total milestones Royalties Generally consistent with other late-stage, oncology deals Other Profit split is 50/50 in US CancerVax books sales in US

Choice of Serono as Our Partner ^ Leading biotechnology company - 3rd largest in revenues ^ Significant biologics expertise ^ Strong EU regulatory and commercial operations ^ Success in commercializing specialty biotechnology products ^ Established dermatology franchise in Europe ^ Commitment to oncology pipeline

Biologics Manufacturing Facility Los Angeles, California Initiated facilities expansion in Q3 2004 Capability to produce commercial quantities for several years Manufacturing facility expansion financed by $18 million bank loan from Silicon Valley Bank.

Research and Development

Targeting the EGFR Signaling Pathway in the Treatment of Cancer

EGFR Signaling Pathway Opportunity

- **Licensed SAI-EGF, a Phase 2 product candidate, from CIMAB S.A. (Cuba)**
- **Licensed two other EGFR signaling pathway product candidates from CIMAB and YM Biosciences, Inc. (Canada)**
  - SAI-TGF-α
  - SAI-EGFR-ECD (HER-1)

Territory	U.S. Canada Europe Australia New Zealand Japan Mexico

CancerVax™

EGFR Signaling Pathway: EGF Activation

Specific Active Immunotherapeutics Target Different Aspects of EGFR SAI-EGF Targets EGF ligand SAI-TGF-a Targets TGF-a ligand SAI-EGFR-ECD Targets receptor Phase 2 Preclinical Preclinical

Phase 2 clinical trial in patents with advanced NSCLC (unresected): 50 patients enrolled Patients received first-line chemotherapy, and were then randomized to either SAI-EGF or best supportive care Increased Survival with SAI-EGF treatment Increased Survival with anti-EGF Ab response to SAI-EGF treatment SAI-EGF: Preliminary Results from a Randomized Phase 2 Clinical Trial Crombet, et al., Poster Discussion, ASCO 2004 p=0.0468 p=0.0056 Treatment Mean (mos.) Median (mos.) N SAI-EGF 19.54 17.33 24 Best Care 13.35 10.27 22 Survival Benefit 6.19 7.06 Anti-EGF Ab Response to SAI-EGF Mean (mos.) Median (mos.) N Good Response 23.93 TBD 13 Poor/No Response 13.07 10.53 26 Survival Benefit 10.86 TBD

Anti-Angiogenesis Agents in the Treatment of Cancer

Angiogenesis and Tumor Growth Tumor Cell Invasion Initiation Remodeling/Proliferation

No Treatment Control Ab In Vivo Tumor Excised Tumor Anti-angiogenesis Antibody Effect Breast Tumor Growth In SCID Mice Humanized Antibody QH2B* * QH2B = the predecessor antibody to D93

Telomere Signaling in the Treatment or Prevention of Cancer

Role of Telomeres and Telomere Signaling in Normal Cells


Chromosome
Nucleus
5´
3´
Telomere Overhang

- Chromosomes end in telomeres, which are tandem repeats of short sequences that form a loop at the end of the chromosome
- During normal cell division or DNA damage, this telomere loop is opened, exposing an overhang region that signals cells to stop growing, undertake DNA repair, or undergo apoptosis.

CancerVax™

T-Oligonucleotides in the Treatment or Prevention of Cancer


Chromosome
Nucleus
5′
3′
Telomere Overhang
T-Oligonucleotide

- In malignant cells, the telomere signaling pathway is disrupted, allowing uncontrolled cell growth
- T-oligonucleotides mimic the telomere overhang region, and may trigger the process of apoptosis and growth arrest in tumor cells

CancerVax™

Topical T-Oligonucleotide Application Reduces UV-induced Photocarcinogenesis In Vivo Study Design: Prior to T-oligonucleotide Application: ^ Generate tumors with periodic UV irradiation over 56 days Topical Application starting at 56 days: Apply 3 times per week for 2 weeks T-oligonucleotide - LEFT side of mouse Vehicle - RIGHT side of mouse Day 56 Before T-oligonucleotide Application

T-oligonucleotides led to regression of UV-induced tumors Day 66 After Application T-oligonucleotides Vehicle Topical T-Oligonucleotide Application Reduces UV-induced Photocarcinogenesis In Vivo

Financial Highlights

Key Financial Highlights* Sept. 30, 2004 (unaudited) Balance Sheet (millions) Cash, Cash Equivalents and Securities Available-for-sale Total Assets Long Term Debt, net Total Stockholders' Equity Income Statement Net Loss $ 65.3 $ 85.8 $ .5 $ 73.2 $ 41.2 $ 26.4 9 Mos. 2004 9 Mos. 2003 * Does not include $25M upfront payment and $12M equity purchase from Serono collaboration

^ Formed global collaboration with Serono for Canvaxin(tm) ^ Progressed development of Canvaxin(tm) ^ Expanded oncology pipeline ^ Strengthened financial position of the Company Summary of 2004 Accomplishments

Key Milestones for 2005 1H 2005 3rd interim analysis for Phase 3 clinical trial in Stage III melanoma 2nd interim analysis for Phase 3 clinical trial in Stage IV melanoma Anticipate presentations at ASCO and AACR 2H 2005 Anticipate final analysis of Phase 3 trial in Stage III melanoma (4Q05 or 1Q06) Initiate additional Phase 2 clinical trial with SAI-EGF Complete manufacturing facility expansion and validation Explore partnering opportunities for other product candidates in our pipeline

CancerVax